EXHIBIT 24

	POWER OF ATTORNEY

The undersigned hereby constitutes
and appoints DEDE BARSOTTI, the
undersigned's attorney-in-fact with
the power of substitution for the
undersigned in any and all capacities,
to sign and file any and all forms,
schedules, statements and other
documents required to be filed by the
undersigned with the Securities and
Exchange Commission, including but
not limited to all Forms 3, Forms 4,
Forms 5, Schedules 13D, Schedules 13G,
and Form ID with respect to any shares
of stock or other securities held
directly or indirectly by the
undersigned. The authority of said
attorney-in-fact under this Power
of Attorney shall continue until
the undersigned is no longer
required to file any such forms,
schedules, statements and other
documents with the Securities and
Exchange Commission, unless earlier
revoked in writing. The undersigned
hereby ratifies and confirms all that
said attorney-in-fact may do or cause
to be done by virtue hereof.  The
undersigned hereby acknowledges that
said attorney-in-fact is not assuming
any of the undersigned's responsibilities to comply with Section 13 or Section 16 of the Securities Exchange Act of 1934.

DATED: July 3, 2007

Signature:    /s/ Seth D. Neiman
Printed Name:   Seth D. Neiman